Exhibit 99.1

4400 POST OAK PARKWAY  SUITE 1900  HOUSTON, TEXAS 77027

PRESS RELEASE	FOR IMMEDIATE RELEASE

MIDSTATES PETROLEUM ANNOUNCES CHANGES IN COMPANY LEADERSHIP

HOUSTON— March 20, 2014 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) announced today that John A. Crum will step down from his positions as President, Chief Executive Officer and Chairman of the Board of Directors in order to allow the Company to pursue new leadership and strategic direction.  His resignation will be effective March 31, 2014.  Pending the identification and appointment of a new chief executive officer, Dr. Peter J. Hill will serve as interim President and Chief Executive Officer.

Dr. Hill, age 67, has served as a member of the Company’s Board of Directors since April 2013. He has also served as the Non-Executive Chairman of Triangle Petroleum Corporation, an independent oil and natural gas company concentrated in the Bakken, since February 2013 and as a Director of Triangle since December 2009.

Dr. Hill commented, “On behalf of the Board I would like to thank John for the dedication, commitment and contribution he has made to the rapid growth in production and reserve base since the IPO in April 2012. We wish him well in his future endeavors. Going forward, the focus will be on capital efficiency and executing on developing the deep inventory in the Company’s existing portfolio.”

Forward—Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements that are not statements of historical fact, are forward-looking statements. Without limiting the generality of the foregoing, these statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, the Company gives no assurance that these plans, intentions or expectations will be achieved when anticipated or at all. Moreover, such statements are subject to a number of factors, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These factors include, but are not limited to variations in the market demand for, and prices of, oil and natural gas; uncertainties about the Company’s estimated quantities of oil and natural gas reserves; the adequacy of the Company’s capital resources and liquidity including, but not limited to, access to additional borrowing capacity under its revolving credit facility; costs and difficulties related to the integration of acquired businesses and operations with Midstates’ business and operations; general economic and business conditions; weather-related downtime; failure to realize expected value creation from property acquisitions;

uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; risks related to the concentration of the Company’s operations; drilling results; and potential financial losses or earnings reductions from the Company’s commodity derivative positions.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques to oil-prone resources in previously discovered yet underdeveloped hydrocarbon trends.  The Company’s operations are currently focused on oilfields in the Mississippian Lime trend in northwestern Oklahoma, in the Anadarko Basin in Texas and Oklahoma, and in the Upper Gulf Coast Tertiary trend in central Louisiana. The Company is headquartered in Houston, Texas. Additional information about the Company is available at www.midstatespetroleum.com.

Midstates Petroleum Company, Inc.

Danielle Burkhart, (713) 595-9409

Danielle.Burkhart@midstatespetroleum.com

or

Al Petrie, (713) 595-9427

Al.Petrie@midstatespetroleum.com